Exhibit 99.1


[Logo]



                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com
                                                                    NEWS RELEASE



Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                  Valerie Finberg
                  720-888-2292                                      720-888-2501



                    Level 3 to Acquire Broadwing Corporation

         Combination Will Further Leverage Level 3's Nationwide Network

               Acquisition Expected to be Adjusted OIBDA Positive
                     in 2007 and Cash Flow Positive in 2008

    Purchase Price of Approximately $1.4 Billion in Aggregate Cash and Stock

  Acquisition Expected to Accelerate Growth of Level 3's Business Markets Group

BROOMFIELD, Colo., October 17, 2006 -- Level 3 Communications, Inc. (Nasdaq:
LVLT) today announced that it has signed a definitive agreement to acquire Broadwing Corporation (Nasdaq: BWNG), a publicly held provider of optical network communications services. Under the terms of the agreement, Level 3 will pay $8.18 of cash plus 1.3411 shares of Level 3 common stock for each share of Broadwing common stock outstanding at closing. In total, Level 3 currently expects to pay approximately $744 million of cash and issue approximately 122 million shares.

Broadwing, based in Austin, Texas, delivers data, voice and media solutions to enterprises and service providers over its 19,000 mile intercity fiber network. Approximately half of Broadwing's revenue comes from the wholesale market, with business customers comprising the remaining revenue.

"The acquisition of Broadwing is consistent with both the Level 3 wholesale market strategy as well as our more recent entry into the enterprise market," said James Q. Crowe, chief executive officer of Level 3. "We believe the combination of Level 3 and Broadwing will create value for our investors through the elimination of duplicative network and operating costs, the addition of a solid revenue base, and a further strengthening of our financial position.

"Broadwing has made great strides with national enterprise customers as a result of their strong product portfolio and national sales teams. This creates an exciting opportunity for us to leverage both of these capabilities to accelerate the growth of Level 3's Business Markets Group."

"We are confident in our ability to successfully integrate Broadwing," said Kevin O'Hara, president and chief operating officer of Level 3. "We have completed the majority of integration efforts from our WilTel acquisition under budget and ahead of schedule. The integration activities for our more recent acquisitions are also on plan."

"Bringing together the resources and talents of Broadwing and Level 3 is an exciting opportunity for our company, allowing us to capitalize on the strengths of both companies and on advances in technology," said Steve Courter, chief executive officer of Broadwing Corporation. "The combination of our two operations will create a powerful company in the global telecommunications industry with strong growth potential."

"During 2006, Broadwing has grown revenue and improved its margin profile," said Sunit Patel, chief financial officer of Level 3. "Broadwing has had success with expanding its enterprise customer base and service offerings as well as its transport business. We expect the combined operations to directly benefit from these efforts.

"Broadwing is expected to contribute positive Adjusted OIBDA in 2007, and even though we expect integration efforts to extend into 2008, we expect Broadwing will generate approximately $200-$250 million of Consolidated Adjusted OIBDA in 2008.

"Including the benefit of synergies and the cost of integration including capital expenditures, this transaction is free cash flow positive in 2008 and should contribute over $200 million of free cash flow in 2009. Total integration costs are expected to be approximately $110-$130 million.

"We expect the transaction to further improve Level 3's financial position and reduce leverage given its expected positive Adjusted OIBDA contribution and Broadwing's approximately $150 million of net cash as of June 30, 2006."

As of June 30, 2006, Level 3 had approximately $1.4 billion of cash and marketable securities on hand as adjusted for the acquisitions of TelCove and Looking Glass, the sale of Software Spectrum and the redemption of its outstanding 9.125% Senior Notes due 2008 and10.50% Senior Discount Notes due 2008.

Closing is subject to customary conditions, including receipt of applicable state and federal regulatory approvals, and is also subject to the approval of the stockholders of Broadwing. Closing is expected to occur in the first quarter of 2007.

Level 3 will hold an investor and media conference call today to discuss the announcement at 10 a.m. EDT. To join the call, please dial (612) 332-1025. A live broadcast of the call can also be heard on Level 3's Web site at www.Level3.com. An audio replay of the call will be available within 24 hours after the call through the Web site or by dialing (320) 365-3844 - Access code 845296.

Level 3 was advised on the transaction by Evercore Partners, JPMorgan and Merrill Lynch & Co. Level 3 received legal representation from Willkie Farr & Gallagher LLP.

About Level 3 Communications
Level 3 Communications, Inc (Nasdaq: LVLT), an international communications company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, voice services and voice over IP services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

"Level 3 Communications," "Level 3" and the Level 3 Communications logo are registered service marks of Level 3 Communications, Inc. in the United States and/or other countries. Any other product and company names herein may be trademarks of their respective owners. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the acquisition of Broadwing by Level 3, including financial and operating results and synergy benefits that may be realized from the acquisition; Level 3's and Broadwing's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and
(ii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) whether the stockholders of Broadwing approve the proposed transaction; (2) the satisfaction of the other conditions specified in the merger agreement, including without limitation the receipt of required governmental approvals of the proposed transaction; (3) the ability to successfully combine the businesses of Level 3 and Broadwing; (4) the realization of revenue and cost synergy benefits from the proposed transaction; and (5) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees. Other important factors that may affect Level 3's and the combined business' results of operations and financial condition include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions including the acquisition of Broadwing; attracting and retaining qualified management and other personnel; and the ability to meet all of the terms and conditions of our debt obligations. Level 3's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. Level 3 and Broadwing do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.

This press release shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Broadwing's stockholders for their consideration. Level 3 and Broadwing will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders of Broadwing are urged to read the registration statement and the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders of Level 3 can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Level 3 in connection with the announcement of the transaction, and any other relevant documents filed with the SEC when they become available. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Level 3 and Broadwing, at the SEC's Web site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Level 3, Investor Relations, 1025 Eldorado Blvd., Broomfield, CO 80021, 720-888-2500 or to Broadwing, Investor Relations, 1122 Capital of Texas Highway South Austin, TX 78746-6426, (866) 426-7847.

Level 3, Broadwing and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Broadwing in connection with the proposed transaction. Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A, dated April 6, 2006, as supplemented, for Level 3's 2006 annual meeting of stockholders. Information about directors and executive officers of Broadwing and their ownership of Broadwing common stock is set forth in the proxy statement on Schedule 14A, filed with the SEC on March 24, 2006, for Broadwing's 2006 annual meeting of stockholders. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.






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